Exhibit 99.1

NR05-36

Nov. 29, 2005

Media:	David Byford
(713) 767-5800

Analysts:	Hillarie Bloxom
(713) 507-6466

DYNEGY NAMES NEW LEADERSHIP TEAM

•	Holli C. Nichols promoted to Executive Vice President and Chief Financial Officer

•	J. Kevin Blodgett promoted to General Counsel and Executive Vice President, Administration

•	Lynn A. Lednicky promoted to Executive Vice President, Strategic Planning and Corporate Business Development

HOUSTON (Nov. 29, 2005) – Dynegy Inc. (NYSE: DYN) today announced several key appointments to its Executive Management Team, effective immediately:

•	Holli C. Nichols, 35, who previously held the position of Senior Vice President and Treasurer, has been promoted to Executive Vice President and Chief Financial Officer. In this capacity, she is responsible for Dynegy’s financial affairs, including finance and accounting, treasury, risk management, internal audit and investor and credit agency relationships. In addition to Nichols’ recent role as Treasurer, she previously served as the company’s Senior Vice President and Controller. Nichols, who joined Dynegy from PricewaterhouseCoopers LLP in 2000, received a bachelor’s of science from Baylor University.

•	J. Kevin Blodgett, 34, who previously held the position of Senior Vice President of Human Resources, has been promoted to General Counsel and Executive Vice President, Administration. His new responsibilities include legal and administrative affairs, including legal services supporting the company’s operational, commercial and corporate areas, as well as human resources, information technology, building services, facilities and supply chain management. In addition to Blodgett’s recent role in Human

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Resources, he previously served as Group General Counsel – Corporate Finance & Securities and Corporate Secretary. Blodgett, who joined Dynegy in 2000 from Baker Botts LLP, received a bachelor’s of arts from Texas A&M University and his juris doctorate from the University of Houston Law Center.

•	Lynn A. Lednicky, 45, who previously held the position of Senior Vice President of Strategic Planning and Corporate Business Development, has been promoted to Executive Vice President of the same group. In this capacity, he has responsibility for identifying opportunities and strategies for building value at both the corporate level and within the company’s power generation business. Lednicky, who joined Dynegy predecessor Destec Energy, Inc. in 1991, received both his bachelor’s of arts and master’s of business administration from Rice University.

Nichols, Blodgett and Lednicky, as well as Stephen A. Furbacher, President and Chief Operating Officer, report directly to Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy Inc., and together comprise the Dynegy Executive Management Team.

In addition to naming a new executive leadership team, the company also announced the following appointments:

•	Chuck Cook, 41, has been promoted to Senior Vice President and Treasurer, reporting directly to Nichols. In this capacity, he has responsibility for all treasury, banking, insurance and credit activities of the company. Cook previously served as a Vice President of Finance in Treasury.

•	Julius Cox, 34, has been promoted to Vice President of Human Resources, reporting directly to Blodgett. In this capacity, he has responsibility for all Human Resources activities, including employee relations, payroll, benefits, organizational development and compensation. Cox previously served as a Managing Director in Human Resources.

•	Biren Kumar, 38, has been promoted to Vice President of Information Technology, reporting directly to Blodgett. In this capacity, he has responsibility for the company’s information technology infrastructure and asset management. Kumar previously served as a Managing Director in Finance and led the company’s implementation of PeopleSoft in 2005.

•	John Sousa, 39, has been named Vice President of Investor and Public Relations, reporting directly to Nichols. In this capacity, he has responsibility for the company’s communications with investors, as well as media relations, internal communications and community relations. Sousa previously served as Vice President of Public Relations.

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“Dynegy has fundamentally shifted from a company focused on the resolution of legacy issues through a comprehensive self-restructuring to one that is now centered on the operation and growth of a regionally focused fleet of power generation facilities in key markets of the United States,” said Williamson. “We are fortunate to have a new generation of leadership within the organization with the capabilities and drive to take Dynegy to the next level by positioning the company as a leading participant in the independent power producer sector.”

Concurrent with these appointments, Dynegy also announced that four members of its current Executive Management Team will be leaving the organization:

•	Nick J. Caruso, Executive Vice President and Chief Financial Officer. Since coming out of retirement in late 2002 to lead the financial aspects of the company’s self-restructuring, Caruso’s efforts have included the completion of the re-audits of Dynegy’s financial statements, the development of transparent financial reporting, and compliance with new regulatory and disclosure requirements, as well as the recapitalization of Dynegy and the reduction of the company’s debt to current levels.

•	Carol F. Graebner, Executive Vice President and General Counsel. Since joining Dynegy in March 2003, she has been responsible for the company’s legal, regulatory and government affairs functions. Graebner led the company’s efforts in resolving legacy legal issues, including litigation related to California energy markets in 2000-2001, Midwest environmental claims and the shareholder class action and derivative litigation. In addition, she has overseen the company’s renewed focus on compliance, ethics, effective governance and board processes, along with the resolution of numerous investigative matters with several governmental agencies.

•	R. Blake Young, Executive Vice President of Administration and Technology. Since joining the company in 1998, Young’s responsibilities have expanded to include strategic planning and corporate business development, information technology, financial planning, public relations, human resources and corporate shared services. In addition, he served in a leadership role in the sales of the company’s communications, regulated energy delivery and midstream natural gas businesses, as well as the transition of these businesses to new ownership.

•	Peter J. Wilt, Vice President of Investor Relations. Wilt joined Dynegy in 2004 to serve as a liaison between company management, investors and the financial community, including portfolio managers and research analysts. He strengthened investors’ understanding of the company through the clear, concise communication of Dynegy’s financial results, its operational performance, business strategies and valuation methods.

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“The contributions made by Nick, Carol, Blake and Pete have been critical to our self-restructuring success,” said Williamson. “When I joined Dynegy three years ago, given the depth and breadth of issues the company was facing, I felt it was necessary to bring in new leadership with proven track records in the CFO and General Counsel positions to restore internal and external trust and credibility, while resolving numerous financial and legal challenges. Together, Nick and Carol have been instrumental in eliminating the ethical, financial and legal challenges the company once faced and also building their organizations to be ready for the next phase of growth at Dynegy and developing their staff to be ready to lead this next phase.

“When many of his peers left Dynegy, Blake elected to stay on and provide leadership and crucial institutional knowledge throughout the course of our restructuring,” Williamson added. “Blake led the divestiture of numerous non-strategic assets to strengthen the company’s liquidity and refocus our business model to lines of business where we had competitive advantages, while also overseeing our administrative, technology and business operations areas and ensuring the continuity of these service groups while we restructured the company.

“Finally, Pete joined Dynegy when we needed to refocus our efforts in investor relations as we began the shift from a self-restructuring company to one with real value propositions,” said Williamson. “His broad natural gas and power experience, business development capabilities and background in commercial operations and finance were invaluable in developing and expanding relationships with the investment community.

“On behalf of the Board of Directors and all of our investors, I want to convey my thanks and appreciation to Nick, Carol, Blake and Pete for their respective contributions, and wish them the very best in the future,” Williamson added.

Dynegy Inc. provides electricity to markets and customers throughout the United States. The company’s fleet of power generation facilities consists of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas. Located in 12 states, the portfolio is well-positioned to capitalize on regional differences in power prices and weather-driven demand.

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Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning the growth of our Power Generation business and the positioning of Dynegy as a leading industry participant. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected or implied include: changes in commodity prices, particularly for power and natural gas; the effects of competition and weather on the demand for Dynegy’s products and services; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s Power Generation business; and operational factors affecting Dynegy’s assets. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law. DYNC

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